UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2004

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 15, 2004, CRT Properties, Inc. (the “Company”) announced the appointment of Mr. Peter J. Farrell and Mr. Randall E. Paulson to the Company’s Board of Directors. Mr. Farrell will serve on the Company’s compensation and finance committees, while Mr. Randall will serve on the Company’s audit and nominating and corporate governance committees. There is no arrangement or understanding pursuant to which either Mr. Farrell or Mr. Randall were appointed to the Company’s Board of Directors, nor are there any transactions or proposed transactions to which the Company and either Mr. Randall or Mr. Farrell are, or will be, parties.

Item 7.01. Regulation FD Disclosure.

On October 15, 2004, the Company issued a News Release announcing the appointment of Mr. Peter J. Farrell and Mr. Randall E. Paulson to the Company’s Board of Directors. A copy of the New Release is furnished as Exhibit 99.1 hereto and by this reference made a part hereof.

For more information on CRT Properties, Inc., contact the Company at 800-850-2037 or visit its website at www.crtproperties.com.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description of Exhibits

99.1	CRT Properties, Inc. News Release, dated October 15, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.
Dated: October 15, 2004	By:	/s/ Steven A. Abney
Steven A. Abney
		Title:	Vice President, Finance and Principal Accounting Officer

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EXHIBIT INDEX

     The following designated exhibits are filed herewith:

Exhibit Number	Description of Exhibits

99.1	CRT Properties, Inc. News Release, dated October 15, 2004

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